Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Total System Services, Inc.:
     We consent to the incorporation by reference in the registration statements (No. 2-92497, No. 33-17376, No. 333-25401, No. 333-41775, and No. 333-104142) on Form S-8 and the registration statement (No. 333-50351) on Form S-3 of Total System Services, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Total System Services, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, cash flows, and shareholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in or are incorporated by reference in the December 31, 2006 annual report on Form 10-K of Total System Services, Inc.
     Our report dated February 28, 2007, on the consolidated financial statements, refers to a change in the method of accounting for share based payments in 2006 upon the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”. Our report also refers to a change in the method of accounting for defined benefit pension and other postretirement plans in 2006 upon the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”.
     Our report dated February 28, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states that the Company acquired TSYS Card Tech, Ltd. (TSYS Card Tech) and TSYS Managed Services EMEA, Ltd. (TSYS Managed Services) during 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, TSYS Card Tech’s and TSYS Managed Services’ internal control over financial reporting associated with 4.6% and 0.9%, respectively, of total consolidated assets and 0.7% and 0.1%, respectively, of total consolidated revenues included in the consolidated financial statements of Total System Services, Inc. and subsidiaries as of and for the year ended December 31, 2006.
Atlanta, Georgia
February 28, 2007